                                                                 Exhibit (13)(d)


                               PURCHASE AGREEMENT
                               ------------------


               The ARCH Fund, Inc. (the "Fund"), a Maryland corporation with transferable shares, and BISYS Fund Services Ohio, Inc. ("BISYS"), an Ohio corporation, hereby agree with each other as follows:

               1. The Fund hereby offers BISYS and BISYS hereby purchases ten Class A Special Series 3 shares of common stock representing interests in the ARCH Money Market Portfolio (the "Portfolio") at a price of $1.00 per share (such shares of common stock in the Portfolio being hereinafter known as the "Shares"). BISYS hereby acknowledges the purchase of the Shares and the Fund hereby acknowledges receipt from BISYS of funds in the amount of $10.00 in full payment for the Shares.

               2. BISYS represents and warrants to the Fund that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 7th day of July, 1995.


                                                 THE ARCH FUND, INC.


                                                 By: /s/ Jerry V. Woodham
                                                     --------------------

                                                 Title: President
                                                        ---------

                                                 BISYS FUND SERVICES OHIO, INC.


                                                 By: /s/ Stephen Mintos
                                                     ------------------

                                                 Title: Executive Vice President
                                                        ------------------------

                                                                 Exhibit (13)(d)


                               PURCHASE AGREEMENT
                               ------------------


               The ARCH Fund, Inc. (the "Fund"), a Maryland corporation with transferable shares, and BISYS Fund Services Ohio, Inc. ("BISYS"), an Ohio corporation, hereby agree with each other as follows:

               1. The Fund hereby offers BISYS and BISYS hereby purchases one Class I share of common stock and one Class I - Special Series 1 share of common stock, representing interests in the ARCH Short-Intermediate Municipal Portfolio (the "Portfolio") at a price of $10.00 per share (such shares of common stock in the Portfolio being hereinafter known as the "Shares"). BISYS hereby acknowledges the purchase of the Shares and the Fund hereby acknowledges receipt from BISYS of funds in the amount of $20.00 in full payment for the Shares.

               2. BISYS represents and warrants to the Fund that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 7th day of July, 1995.


                                                 THE ARCH FUND, INC.


                                                 By: /s/ Jerry V. Woodham
                                                     --------------------

                                                 Title: President
                                                        ---------

                                                 BISYS FUND SERVICES OHIO, INC.


                                                 By: /s/ Stephen Mintos
                                                     ------------------

                                                 Title: Executive Vice President
                                                        ------------------------